Exhibit 23.1

LYDALL, INC.

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as amended (File No. 33-93768), of Lydall, Inc. of our report dated February 28, 2003, relating to the consolidated financial statements and financial statement schedule of Lydall, Inc. which appear in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

March 26, 2003